UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2012

Lakeland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-17820	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 697-2000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Lakeland Bancorp, Inc. (the "Company") announced that it redeemed the remaining outstanding 19,000 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A ("Preferred Stock") that was issued to the U.S. Department of the Treasury under the Capital Purchase Program on February 6, 2009. The Company paid approximately $19.2 million to the Treasury to repurchase the Preferred Stock, which included payment for accrued and unpaid dividends for the shares.

The Warrant that was issued in connection with the issuance of the Preferred Stock and permits the Treasury to purchase 997,049 shares of common stock at an exercise price of $8.88 (adjusted for a stock dividend issued in February 2011) is still held by the Treasury and remains outstanding at this time. Pursuant to the Securities Purchase Agreement governing the Treasury's investment, the Company will determine within 15 days from the redemption date whether to exercise its option to repurchase the Warrant at fair market value.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit 99.1	Press Release dated February 8, 2012.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc. (Registrant)
February 8, 2012 (Date)	/s/ THOMAS J. SHARA Thomas J. Shara President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 8, 2012.